Exhibit 10.5

LAND COURT	REGULAR SYSTEM
Return By Mail ☒ Pick-Up ☐ To:

Allen & Overy LLP 1221 Avenue of the Americas New York, New York 10020 Attention: Derek Poon, Esq. Telephone: 212.610.6300

TITLE OF DOCUMENT:

FEE FIRST MORTGAGE AND

FIXTURE FILING

PARTIES TO DOCUMENT:

MORTGAGOR:	TESORO HAWAII, LLC, a Hawaii limited liability company

MORTGAGEE:	WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as collateral agent for and on behalf of the Inventory Party 150 East 42nd Street, 40th Floor New York, New York 10017

Tax Map Key: Oahu 9-1-031-003; 9-1-032-084, 099             (This document consists of      pages.)

       Certificate of Title No. 776,063; 327,773; 307,865

FEE FIRST MORTGAGE AND FIXTURE FILING

THIS FEE FIRST MORTGAGE AND FIXTURE FILING (this “Mortgage”) is made as of this 25th day of September, 2013, by TESORO HAWAII, LLC, a Hawaii limited liability company, having its principal place of business at 800 Gessner Road, Suite 875, Houston, TX 77024 (“Tesoro Hawaii”; also referred to herein as “Mortgagor”), for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as collateral agent for and on behalf of the Inventory Party (“Mortgagee”), having its principal place of business at 150 East 42nd Street, 40th Floor, New York, New York 10017.

W I T N E S S E T H:

WHEREAS, Tesoro Hawaii and Barclays Bank PLC are entering into the Inventory Documents, pursuant to which they will enter into Inventory transactions and transactions related to the Inventory and the Inventory Documents;

WHEREAS, Deutsche Bank AG New York Branch, Hawaii Pacific Energy, LLC and the other Borrowers referred to the Credit Agreement dated as of September 25, 2013, and the Lenders referred to therein are parties thereto;

WHEREAS, Mortgagor, the other Grantors, the First Lien Secured Parties and the Mortgagee, among others, have entered into the Intercreditor Agreement dated on or about the date hereof (the “Intercreditor Agreement”) to, among other things, define the rights, duties, authority and responsibilities of the Mortgagee and the priority of payments and security between the Loan Parties and the Inventory Party;

WHEREAS, Mortgagor is entering into this Mortgage for purposes of establishing a first-priority Lien over the collateral described herein in favor of the Mortgagee for and on behalf of the First Lien Secured Parties to secure the First Lien Obligations;

WHEREAS, it is a condition precedent to the Inventory Party performing its obligations under the Inventory Documents that Mortgagor enters into this Mortgage; and

WHEREAS, Mortgagor desires to secure the Inventory Obligations of Mortgagor to Mortgagee under the First Lien Documents;

NOW, THEREFORE, in consideration of the covenants, agreements, representations and warranties set forth in this Mortgage:

ARTICLE 1 - GRANTS OF SECURITY

Section 1.1 Property Mortgaged. Mortgagor does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Mortgagee, and its successors and assigns, all of Mortgagor’s right, title and interest in and to the following property, rights, interests and estates now owned, or hereafter acquired by Mortgagor, to the extent assignable or transferable under applicable law (collectively, the “Property”):

(a) Land. The real property described in Exhibit A-1 attached hereto and made a part hereof (the “Land”);

(b) Additional Land. All additional lands, estates and development rights hereafter acquired by Mortgagor for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Mortgage;

(c) Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (collectively, the “Improvements”);

(d) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversions and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, rights of dower, rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(e) Fixtures. All “fixtures,” as such term is defined in Article 9 of the Uniform Commercial Code (as hereinafter defined), now owned or hereafter acquired by Mortgagor, which is used at or in connection with the Improvements or the Land or is located thereon or therein (including, but not limited to, all machinery, equipment, furnishings, and electronic data-processing and other office equipment now owned or hereafter acquired by Mortgagor and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto, that is now owned, or the ownership of which is hereafter acquired, by Mortgagor which is so related to the Land and Improvements forming part of the Property that it is deemed fixtures or real property under the law of the particular state in which the Equipment is located, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements or the Land, including, but not limited to, engines, devices for the operation of pumps, pipes, plumbing, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Mortgagor’s interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all

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accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof (collectively, the “Fixtures”). The Fixtures include, without limitation, any fixtures relating to, comprising part of or used in the System and specifically those fixtures listed in Exhibit A-2, attached to and made a part hereof. Notwithstanding the foregoing, “Fixtures” shall not include any property which tenants are entitled to remove pursuant to leases except to the extent that Mortgagor shall have any right or interest therein;

(f) After-Acquired Interests. All interests or estate which Mortgagor may hereafter acquire in the Property and all additions and accretions thereto; and

(g) Products and Proceeds. All products and proceeds of any of the foregoing.

(h) Other Rights. Any and all other rights of Mortgagor in and to the items set forth in Subsections (a) through (h) above.

AND without limiting any of the other provisions of this Mortgage, to the extent permitted by applicable law, Mortgagor expressly grants to Mortgagee, as secured party, a security interest in the portion of the Property which is or may be subject to the provisions of the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (as amended, the “Uniform Commercial Code”), which are applicable to secured transactions; it being understood and agreed that the Improvements and Fixtures are part and parcel of the Land (the Land, the Improvements and the Fixtures collectively referred to as the “Real Property”) appropriated to the use thereof and, whether affixed or annexed to the Real Property or not, shall for the purposes of this Mortgage be deemed conclusively to be real estate and mortgaged hereby.

Section 1.2 Fixture Filing. Certain of the Property is or will become “fixtures” (as that term is defined in the Uniform Commercial Code) on the Land, and this Mortgage, upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Uniform Commercial Code upon such of the Property that is or may become fixtures.

CONDITIONS TO GRANT

TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Mortgagee and its successors and assigns, forever;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Mortgagor shall perform the First Lien Obligations as set forth in this Mortgage and shall abide by and comply with each and every covenant and condition set forth herein, the other First Lien Documents, these presents and the estate hereby granted shall cease, terminate and be void; provided, however, that Mortgagor’s obligation to indemnify, defend, and hold harmless Mortgagee pursuant to the provisions hereof shall survive any such payment, performance, or release except as set forth in the last sentence of Section 11.5; provided, further, that if Mortgagor shall perform the First Lien Obligations and pay the cost of release hereof, Mortgagee shall promptly and properly execute and deliver such release to Mortgagor.

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ARTICLE 2 - OBLIGATIONS SECURED

Section 2.1 Obligations Secured. This Mortgage and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the Inventory Obligations and any other obligations owed to Mortgagee in connection with the Inventory Obligations (collectively, the “First Lien Obligations”) under the First Lien Documents (“First Lien Documents” means the Inventory Documents, the Intercreditor Agreement, and this Mortgage.)

Section 2.2 First Lien Obligations. With respect to the Property the obligations secured by this Mortgage shall include all amounts payable under the First Lien Documents including, without limitation, the payment of the maximum amount of ONE HUNDRED FIFTY MILLION AND NO/100 DOLLARS ($150,000,000.00) (the “Payment Amount”).

Section 2.3 Obligations. The term “obligations” is used herein in its broadest and most comprehensive sense and shall be deemed to include, without limitation, all interest and charges, prepayment charges (if any) late charges and fees at any time accruing or assessed on any of the First Lien Obligations.

Section 2.4 Incorporation. All terms of the First Lien Obligations and the documents evidencing such obligations are incorporated herein by this reference. All persons who may have or acquire an interest in the Property shall be deemed to have notice of the terms of the First Lien Obligations.

ARTICLE 3 - MORTGAGOR COVENANTS

Mortgagor covenants and agrees that:

Section 3.1 Performance of First Lien Obligations. Mortgagor will perform all First Lien Obligations at the time and in the manner provided in the First Lien Documents, including, without limitation, the payment of the Payment Amount at the time and in the manner provided in the First Lien Documents.

Section 3.2 Incorporation by Reference. All the covenants, conditions and agreements contained in all and any of the other First Lien Documents and the Intercreditor Agreement are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein.

Section 3.3 Insurance. Mortgagor shall obtain and maintain, or cause to be maintained, in full force and effect at all times insurance with respect to Mortgagor and the Property as required pursuant to the First Lien Documents.

Section 3.4 Maintenance of Property. Mortgagor shall cause the Property to be maintained in a good and safe condition and repair in all material respects, normal wear and tear excepted. Except as otherwise provided in the First Lien Documents, the Improvements and the Fixtures shall not be removed, demolished or materially altered (except for normal replacement of the Fixtures, tenant finish and refurbishment of the Improvements) without the consent of Mortgagee. Subject to and in accordance with the terms and conditions of the First Lien Documents, Mortgagor shall promptly repair, replace or rebuild, if applicable, any part of the Property which may be destroyed by any casualty or become damaged, worn or dilapidated or which may be affected by any condemnation.

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Section 3.5 Waste. Mortgagor shall not commit or suffer any material waste of the Property or make any change in the use of the Property which reasonably might be expected to materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that reasonably might be expected to invalidate or allow the cancellation of any Policy, or do or permit to be done thereon anything that reasonably might be expected to in any way materially impair the value of the security of this Mortgage. Except as required by the laws of the State of Hawaii, Mortgagor will not, without the prior written consent of Mortgagee, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

Section 3.6 Payment for Labor and Materials.

(a) Except as permitted below, Mortgagor will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials (“Labor and Material Costs”) incurred in connection with the Property and, except as otherwise provided in the Second Mortgage, never permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and, except as otherwise provided in the Second Mortgage, never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof.

(b) After prior written notice to Mortgagee, Mortgagor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Labor and Material Costs, provided that (i) no Trigger Event has occurred and is continuing, (ii) Mortgagor is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (iii) such proceeding shall suspend the collection of the Labor and Material Costs from Mortgagor and from the Property or Mortgagor shall have paid all of the Labor and Material Costs under protest or posted the bond or cash security in the full amount of the Labor and Material Costs in accordance with applicable law, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Mortgagor is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, and (vi) Mortgagor shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Mortgagee to insure the payment of any contested Labor and Material Costs, together with all interest and penalties thereon.

Section 3.7 Performance of Other Agreements. Mortgagor shall observe and perform each and every term, covenant and provision to be observed or performed by Mortgagor pursuant to any First Lien Document and any other agreement or recorded instrument affecting or pertaining to the Property and any amendments, modifications or changes thereto.

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Section 3.8 Title. Mortgagor has good, marketable and insurable fee simple title to the Property and has good title to the balance of such Property, free and clear of all liens whatsoever except the liens created by the First Lien Documents or noted in the Bureau of Conveyances of the State of Hawaii and/or the Office of the Assistant Registrar of the State of Hawaii as of the date hereof and reflected in Mortgagee’s title insurance policy. Except as otherwise disclosed in the title insurance policies, there are no claims for payment for work, labor or materials affecting the Property, which are past due and are or, to the best of Mortgagor’s knowledge, may become a lien prior to, or of equal priority with, the liens created by the First Lien Documents unless such claims for payments are being contested in accordance with the terms and conditions of this Mortgage.

Section 3.9 Partial Release. Mortgagee reserves the right, at any time, to release portions of the Property in accordance with the Intercreditor Agreement, with or without consideration, at Mortgagee’s election, without waiving or affecting any of its rights hereunder or under the First Lien Documents and any such release shall not affect Mortgagee’s rights in connection with the portion of the Property not so released.

Section 3.10 Title Insurance. Mortgagor agrees, at its sole cost and expense, including without limitation Mortgagee’s reasonable attorneys’ fees, to (a) execute any and all documents or instruments necessary to subject its fee title to the Property to the lien of this Mortgage; and (b) provide a title insurance policy which shall insure that the lien of the Mortgage is a first lien on Mortgagor’s fee title to the Property.

ARTICLE 4 - OBLIGATIONS AND RELIANCES

Section 4.1 Relationship of Mortgagor and Mortgagee. The relationship between Mortgagor and Mortgagee is solely that of obligor and obligee, and Mortgagee has no fiduciary or other special relationship with Mortgagor, and no term or condition of any of the First Lien Documents shall be construed so as to deem the relationship between Mortgagor and Mortgagee to be other than that of obligor and obligee.

Section 4.2 No Mortgagee Obligations. Mortgagee is not undertaking the performance of any obligations with respect to any agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

ARTICLE 5 - INTERCREDITOR AGREEMENT

Section 5.1 Intercreditor Agreement. Notwithstanding anything in this Mortgage to the contrary, the mortgage lien granted to Mortgagee pursuant to this Mortgage with respect to the Property shall be first in priority to the mortgage lien granted to the Second Lien Agent on behalf of the Second Lien Secured Parties. The exercise of any right or remedy by Mortgagee or any other First Lien Secured Party hereunder is subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the terms of the Intercreditor Agreement and this Mortgage, the terms of the Intercreditor Agreement shall govern and control. For the avoidance of doubt, the absence of any specific reference to Section 5.1 in any other provision of this Mortgage shall not be deemed to limit the generality of this Section 5.1.

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ARTICLE 6 - FURTHER ASSURANCES

Section 6.1 Recording of Mortgage, etc. Mortgagor forthwith upon the execution and delivery of this Mortgage and thereafter, from time to time, will cause the First Lien Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the first lien or security interest hereof upon, and the interest of Mortgagee in, the Property. Mortgagor will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the First Lien Documents, any note, deed of trust or mortgage supplemental hereto, any mortgage with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any deed of trust or mortgage supplemental hereto, any mortgage with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

Section 6.2 Further Acts, etc. Subject to the provisions of the Intercreditor Agreement, Mortgagor will, at the cost of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Mortgagee shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Mortgagee the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage, or for complying with all legal requirements. Mortgagor hereby authorizes Mortgagee to file one or more financing statements to evidence more effectively the first-priority security interest of Mortgagee in the Property. Mortgagor grants to Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Mortgagee at law and in equity, including without limitation, such rights and remedies available to Mortgagee pursuant to this Section 6.2.

Section 6.3 Changes in Tax, Debt, Credit and Documentary Stamp Laws.

(a) If any law is enacted or adopted or amended after the date of this Mortgage which deducts all or any portion of the Payment Amount from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Payment Amount or Mortgagee’s interest in the Property, Mortgagor will pay the tax, with interest and penalties thereon, if any (provided that nothing hereunder shall require Mortgagor to pay any income tax imposed on Mortgagee by reason of its interest in the Property). If Mortgagee is advised in writing by counsel chosen by it that the payment of tax by Mortgagor would be unlawful or taxable to Mortgagee or unenforceable or provide the basis for a defense of usury then, subject to the Intercreditor Agreement, Mortgagee shall have the option, by written notice of not less than one hundred eighty (180) days (but not more than two hundred forty (240) days) after providing Mortgagor with a copy of such written advice of counsel, to declare the Payment Amount immediately due and payable.

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(b) Mortgagor will not claim or demand or be entitled to any credit or credits on account of the Payment Amount for any taxes or other charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Mortgage or the Payment Amount. If such claim, credit or deduction shall be required by law, Mortgagee shall have the option, by written notice of not less than one hundred eighty (180) days, to declare the Payment Amount immediately due and payable.

(c) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the First Lien Documents or impose any other tax or charge on the same, Mortgagor will pay for the same, with interest and penalties thereon, if any.

Section 6.4 Severing of Mortgage. This Mortgage may, at any time until the same shall be fully paid and satisfied, at the sole election of Mortgagee, be severed into two or more mortgages in such denominations as Mortgagee shall determine in its sole discretion, each of which shall cover all or a portion of the Property to be more particularly described therein. To that end, Mortgagor, upon written request of Mortgagee, shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered by the then owner of the Property, to Mortgagee and/or its designee or designees substitute notes and mortgages in such principal amounts, aggregating not more than the then unpaid principal amount of this Mortgage, and containing terms, provisions and clauses similar to those contained herein and in such other documents and instruments as may be required by Mortgagee.

Section 6.5 Replacement Documents. Upon receipt of an affidavit of an officer of Mortgagee as to the loss, theft, destruction or mutilation of any First Lien Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such First Lien Document, Mortgagor will issue, in lieu thereof, a replacement First Lien Document, dated the date of such lost, stolen, destroyed or mutilated First Lien Document in the same principal amount thereof and otherwise of like tenor.

ARTICLE 7 - DUE ON SALE/ENCUMBRANCE

Section 7.1 Mortgagee Reliance. Mortgagor acknowledges that Mortgagee has examined and relied on the experience of Mortgagor and its respective general partners, members, principals and (if Mortgagor is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to enter into the transactions, and will continue to rely on Mortgagor’s ownership of the Property as a means of maintaining the value of the Property as security for the performance of the First Lien Obligations. Mortgagor acknowledges that Mortgagee has a valid interest in maintaining the value of the Property so as to ensure that, should Mortgagor default in the performance of the First Lien Obligations, Mortgagee can recover on the First Lien Obligations by a sale of the Property.

Section 7.2 No Sale/Encumbrance. Mortgagor shall not transfer the Property or any part thereof or any interest therein or permit or suffer the Property or any part thereof or any interest therein to be transferred, except as expressly permitted under the Framework Agreement and the Credit Agreement, which consent may be withheld in Mortgagee’s sole and absolute discretion. Any purported transfer in violation of this provision will be void and of no effect.

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ARTICLE 8 - RIGHTS AND REMEDIES

Section 8.1 When Mortgage Becomes Enforceable. Subject to Section 3 of the Intercreditor Agreement, this Mortgage may be enforced by Mortgagee at any time after a Trigger Event has occurred and is continuing.

Section 8.2 Remedies. Upon the occurrence and during the continuance of any Trigger Event, Mortgagor agrees that Mortgagee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

(a) declare the entire unpaid Payment Amount to be immediately due and payable;

(b) institute proceedings, judicial or otherwise, for the complete foreclosure of this Mortgage under any applicable provision of law, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(c) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Payment Amount then due and payable, subject to the continuing lien and security interest of this Mortgage for the balance of the Payment Amount not then due, unimpaired and without loss of priority;

(d) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(e) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the First Lien Documents;

(f) recover judgment on the First Lien Documents either before, during or after any proceedings for the enforcement of this Mortgage or the other First Lien Documents;

(g) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the First Lien Obligations and without regard for the solvency of Mortgagor, any guarantor, or of any Person liable for the performance of the First Lien Obligations;

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(h) enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Mortgagor and its agents or servants wholly therefrom, and take possession of all books and records relating thereto and Mortgagor agrees to surrender possession of the Property and of such books and records to Mortgagee upon demand, and thereupon Mortgagee may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Mortgagee deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Mortgagor with respect to the Property, whether in the name of Mortgagor or otherwise, including, without limitation, the right to make, cancel, enforce or modify leases, obtain and evict tenants, and demand, sue for, collect and receive all rents of the Property and every part thereof; (v) require Mortgagor to pay monthly in advance to Mortgagee, or any receiver appointed to collect any rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Mortgagor; (vi) require Mortgagor to vacate and surrender possession of the Property to Mortgagee or to such receiver and, in default thereof, Mortgagor may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the First Lien Obligations, in such order, priority and proportions as provided under Section 4 of the Intercreditor Agreement;

(i) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Fixtures or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Fixtures, and (ii) request Mortgagor at its expense to assemble the Fixtures and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Fixtures sent to Mortgagor in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Mortgagor;

(j) apply any sums then deposited or held in escrow or otherwise by or on behalf of Mortgagee in accordance with Section 4 of the Intercreditor Agreement; or

(k) pursue such other remedies as Mortgagee may have under applicable law and as provided under the Intercreditor Agreement.

In the event of a sale, by foreclosure, power of sale or otherwise, of less than all of the Property, this Mortgage shall continue as a lien and security interest on the remaining portion of the Property.

Section 8.3 Application of Proceeds. The purchase money, proceeds and avails of any disposition of the Property, and/or any part thereof, or any other sums collected by Mortgagee pursuant to the First Lien Documents, may be applied by Mortgagee in accordance with Section 4 of the Intercreditor Agreement.

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Section 8.4 Right to Cure. Upon the occurrence and during the continuance of any Trigger Event, and in accordance with the Intercreditor Agreement, Mortgagee may, but without any obligation to do so and without notice to or demand on Mortgagor and without releasing Mortgagor from any obligation hereunder, make any payment or do any act required of Mortgagor hereunder in such manner and to such extent as Mortgagee may deem reasonably necessary to protect the security hereof. Mortgagee is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Mortgage or collect the Payment Amount, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 8.4, shall constitute a portion of the Payment Amount and shall be due and payable to Mortgagee upon demand. All such costs and expenses incurred by Mortgagee in remedying such Trigger Event or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the “Default Rate” as defined in the ISDA Master Agreement as defined in the Framework Agreement.

Section 8.5 Actions and Proceedings. Only upon the occurrence and during the continuance of a Trigger Event, Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its discretion, decides should be brought to protect its interest in the Property.

Section 8.6 Recovery of Sums Required to Be Paid. Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Payment Amount, without regard to whether or not the balance of the Payment Amount shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced.

Section 8.7 Examination of Books and Records. Subject to the terms and conditions of the Framework Agreement, Mortgagee, its agents, accountants and attorneys shall have the right to examine the records, books, management and other papers of Mortgagor which reflect upon its financial condition, at the Property or at any office regularly maintained by Mortgagor where the books and records are located. Mortgagee and its agents shall have the right to make copies and extracts from the foregoing records and other papers. In addition, at reasonable times and upon reasonable notice, Mortgagee, its agents, accountants and attorneys shall have the right to examine and audit the books and records of Mortgagor pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Mortgagor where the books and records are located. This Section 8.7 shall apply as long as any portion of the First Lien Obligations is outstanding and without regard to whether a Trigger Event has occurred or is continuing.

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Section 8.8 Other Rights, etc.

(a) The failure of Mortgagee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Mortgage. Mortgagor shall not be relieved of Mortgagor’s obligations hereunder by reason of (i) the failure of Mortgagee to comply with any request of Mortgagor or any guarantor or indemnitor with respect to the First Lien Obligations to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the other First Lien Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for any portion thereof or the First Lien Obligations or any portion thereof, or (iii) any agreement or stipulation by Mortgagee extending the time of payment or otherwise modifying or supplementing the terms of the First Lien Documents.

(b) It is agreed that the risk of loss or damage to the Property is on Mortgagor, and Mortgagee shall have no liability whatsoever for decline in value of the Property, for failure to maintain the title insurance policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Mortgagee shall not be deemed an election of judicial relief if any such possession is requested or obtained with respect to any Property or collateral not in Mortgagee’s possession.

(c) Mortgagee may resort for the payment of the Payment Amount to any other security held by Mortgagee in such order and manner as Mortgagee, in its discretion, may elect. Mortgagee may take action to recover the Payment Amount, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclose this Mortgage. The rights of Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 8.9 Right to Release Any Portion of the Property. Subject to the terms of the Intercreditor Agreement, Mortgagee may release any portion of the Property for such consideration as Mortgagee may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Mortgage, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Mortgagee for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Mortgagee may require without being accountable for so doing to any other lienholder. This Mortgage shall continue as a lien and security interest in the remaining portion of the Property.

Section 8.10 Recourse and Choice of Remedies. Notwithstanding any other provision of the First Lien Documents, and subject to Section 3 of the Intercreditor Agreement, Mortgagee and the other Indemnified Parties (as hereinafter defined) are entitled to enforce the obligations of Mortgagor contained in Sections 10.2 and 10.3 herein without first resorting to or exhausting any security or collateral and without first having recourse to any of the Property, through

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foreclosure or acceptance of a deed in lieu of foreclosure or otherwise, and in the event Mortgagee commences a foreclosure action against the Property, Mortgagee is entitled to pursue a deficiency judgment with respect to such obligations against Mortgagor with respect to the First Lien Obligations. Nothing herein shall inhibit or prevent Mortgagee from foreclosing or exercising any other rights and remedies pursuant to the First Lien Documents, whether simultaneously with foreclosure proceedings or in any other sequence. A separate action or actions may be brought and prosecuted against a Person pursuant to Sections 10.2 and 10.3 herein whether or not action is brought against any other Person or whether or not any other Person is joined in the action or actions. In addition, Mortgagee shall have the right but not the obligation to join and participate in, as a party if it so elects, any administrative or judicial proceedings or actions initiated in connection with any matter addressed in Article 10 herein.

Section 8.11 Right of Entry. Subject to the terms and conditions of the Framework Agreement, upon reasonable notice to Mortgagor and compliance with all reasonable safety and security protocols of Mortgagor, Mortgagee and its agents shall have the right to enter and inspect the Property at all reasonable times, provided that there is no material disruption of Mortgagor’s operations at the Property unless a Trigger Event has occurred and is continuing.

ARTICLE 9 - ENVIRONMENTAL HAZARDS

Section 9.1 Environmental Representations, Warranties and Covenants; Mortgagee’s Rights; Environmental Indemnification. Mortgagor has concurrently herewith delivered to Mortgagee that certain Framework Agreement in connection with the transactions, the terms and provisions of which that are contained in Section 15 are hereby fully incorporated herein by reference.

ARTICLE 10 - INDEMNIFICATION

Section 10.1 General Indemnification. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including but not limited to reasonable attorneys’ fees and other costs of defense) (collectively, the “Losses”) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) ownership of this Mortgage, the Property or any interest therein or receipt of any rents; (b) any amendment to, or restructuring of, any First Lien Obligation, or any First Lien Document, each to the extent required by Mortgagee; (c) any and all lawful action that may be taken by Mortgagee in connection with the enforcement of the provisions of the First Lien Documents, each to the extent required by Mortgagor, whether or not suit is filed in connection with same, or in connection with Mortgagor, any guarantor or indemnitor and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways;

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(e) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of Mortgagor to perform or be in compliance with any of the terms of the First Lien Documents; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (h) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Mortgage, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Mortgage is made; (i) any failure of the Property to be in compliance with any legal requirements; (j) the enforcement by any Indemnified Party of the provisions of this Article 10; (k) any and all claims and demands whatsoever which may be asserted against Mortgagee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in the First Lien Documents; (l) the payment of any commission, charge or brokerage fee to anyone claiming through Mortgagor which may be payable in connection with any First Lien Obligation; or (m) any misrepresentation made by Mortgagor in any First Lien Document, except to the extent such Losses were caused solely as a result of the gross negligence or willful misconduct of any Indemnified Party. Any amounts payable to Mortgagee by reason of the application of this Section 10.1 shall become immediately due and payable and shall bear interest at the rate of Barclays’ cost of funds plus 1% per annum from the date loss or damage is sustained by Mortgagee until paid. For purposes of this Article 10, the term “Indemnified Parties” means Mortgagee and any Person who is or will have been involved in the origination of the First Lien Obligations, any Person in whose name the encumbrance created by this Mortgage is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the First Lien Obligations secured hereby (including, but not limited to, custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the First Lien Obligations secured hereby for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or will have held a participation or other full or partial interest in the First Lien Obligations, whether during the term of the Mortgage or as a part of or following a foreclosure of the Mortgage and any successors by merger, consolidation or acquisition of all or a substantial portion of Mortgagee’s assets and business).

Section 10.2 Mortgage and/or Intangible Tax. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of any First Lien Document, but excluding any income, franchise or other similar taxes.

Section 10.3 ERISA Indemnification. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses) incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Mortgagee’s sole discretion, that Mortgagee may incur, directly or indirectly.

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Section 10.4 Duty to Defend; Attorneys’ Fees and Other Fees and Expenses. In connection with any indemnification obligations of Mortgagor hereunder, upon written request by any Indemnified Party, Mortgagor shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved by the Indemnified Parties. Notwithstanding the foregoing, if the defendants in any such claim or proceeding include Mortgagor and any Indemnified Party and Mortgagor and such Indemnified Party shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Parties that are different from or additional to those available to Mortgagor, such Indemnified Party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party, provided that no compromise or settlement shall be entered without Mortgagor’s consent, which consent shall not be unreasonably withheld. Upon demand, Mortgagor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

ARTICLE 11 - WAIVERS

Section 11.1 Waiver of Counterclaim. To the extent permitted by applicable law, Mortgagor hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Mortgagee arising out of or in any way connected with any of the First Lien Documents, or the First Lien Obligations.

Section 11.2 Marshalling and Other Matters. To the extent permitted by applicable law, Mortgagor hereby waives the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Mortgagor, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Mortgage and on behalf of all persons to the extent permitted by applicable law.

Section 11.3 Waiver of Notice. To the extent permitted by applicable law, Mortgagor shall not be entitled to any notices of any nature whatsoever from Mortgagee except with respect to matters for which any First Lien Documents or the Intercreditor Agreement specifically and expressly provides for the giving of notice by Mortgagee to Mortgagor and except with respect to matters for which Mortgagee is required by applicable law to give notice, and Mortgagor hereby expressly waives the right to receive any notice from Mortgagee with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of notice by Mortgagee to Mortgagor.

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Section 11.4 Waiver of Statute of Limitations. To the extent permitted by applicable law, Mortgagor hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to performance of its First Lien Obligations.

Section 11.5 Bankruptcy Matters. In any case commenced by or against Mortgagor (in such capacity, the “Reorganized Party”) under Chapter 11 of the Bankruptcy Code or any similar provision thereof or any similar federal or state statute (a “Reorganization Proceeding”), Mortgagee shall have the exclusive right to exercise any voting rights in respect of this Mortgage and the First Lien Obligations and Mortgagor shall not have the right to, and may not, vote affirmatively in favor of any plan of reorganization unless Mortgagee grants its permission thereto or Mortgagee votes to accept such plan.

Section 11.6 Survival. The indemnifications made pursuant to Sections 10.1, 10.3 and 10.4 herein and the representations and warranties, covenants, and other obligations arising under Article 10, shall continue indefinitely in full force and effect and shall survive and shall in no way be impaired by any of the following: any satisfaction or other termination of this Mortgage, any assignment or other transfer of all or any portion of this Mortgage or Mortgagee’s interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of Mortgagee’s rights and remedies pursuant hereto including, but not limited to, foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to any of the First Lien Documents or the Intercreditor Agreement, any transfer of all or any portion of the Property (whether by Mortgagor or by Mortgagee following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to the First Lien Documents or the Intercreditor Agreement, and any act or omission that might otherwise be construed as a release or discharge of Mortgagor from the obligations pursuant hereto. Notwithstanding the provisions of this Mortgage to the contrary, the liabilities and obligations of Mortgagor shall not apply to the extent such liabilities and obligations arise on or after the date any Indemnified Party or its nominee acquired title to the Property, whether by foreclosure, exercise of power of sale or otherwise.

ARTICLE 12 - SECOND MORTGAGE

Section 12.1 Second Mortgage. It is hereby acknowledged and agreed that the Property will be subject to the following second mortgage:

Fee Second Mortgage and Fixture Filing dated September 25, 2013, in favor of DEUTSCHE BANK AG NEW YORK BRANCH, a branch, duly licensed by the New York State Department of Financial Services, of Deutsche Bank AG, a German banking corporation, as collateral agent for and on behalf of the Loan Parties, as mortgagee (“Mortgage Second Lien Agreement”).

ARTICLE 13 - MORTGAGEE AND NOTICES

Section 13.1 No Waiver; Remedies Cumulative. The rights of Mortgagee under this Mortgage (a) may be exercised as often as necessary; (b) are cumulative and not exclusive of its

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rights under law or in equity; and (c) may be waived only in writing and specifically. Delay in exercising or non-exercise of any right is not a waiver of that right. Any waiver, consent or amendment shall be effective only in the specific instance and for the specific purpose for which it was given and shall not entitle any Mortgagor to any further or subsequent waiver, consent or amendment.

Section 13.2 Notices. Notices to Mortgagee hereunder and under First Lien Documents shall be sent as follows:

Address:	Wells Fargo Bank, National Association
Attention:	Specialized Agency and Trust
150 East 42nd Street, 40th Floor
New York, New York 10017
Attention:	Julius R. Zamora
Phone:	+1 917 260 1539
Fax number:	+1 917 260 1594 or 917 260 1593
Email:	julius.r.zamora@wellsfargo.com

All notices or other written communications hereunder shall be delivered in accordance with Section 15.2 of the Intercreditor Agreement.

ARTICLE 14 - APPLICABLE LAW

Section 14.1 Governing Law.

(a) THIS MORTGAGE SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT WITH RESPECT TO THE CREATION, VALIDITY, ATTACHMENT PERFECTION, PRIORITY, AND ENFORCEMENT OF THE LIEN OF THIS MORTGAGE, AND THE DETERMINATION OF DEFICIENCY JUDGMENTS, THE LAWS OF THE STATE OF HAWAII SHALL APPLY. TO THE FULLEST EXTENT PERMITTED BY LAW, MORTGAGOR HEREBY UNCONDITIONALLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS MORTGAGE.

(b) MORTGAGOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (i) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF HAWAII AND THE STATE OF NEW YORK, AS APPLICABLE, OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS MORTGAGE, (ii) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION PRESIDING OVER THE CITY AND COUNTY OF HONOLULU, HAWAII OR THE CITY AND COUNTY OF NEW YORK, NEW YORK, AS APPLICABLE, (iii) SUBMITS TO THE JURISDICTION OF

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SUCH COURTS, AND (iv) AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF MORTGAGEE TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM). TO THE FULL EXTENT PERMITTED BY LAW, MORTGAGOR FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO MORTGAGOR AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 13.2 HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

(c) MORTGAGOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE FIRST LIEN OBLIGATIONS SECURED HEREBY OR ANY CONDUCT, ACT OR OMISSION OF MORTGAGEE OR MORTGAGOR, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MANAGERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH MORTGAGEE OR MORTGAGOR, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

Section 14.2 Usury Laws. Notwithstanding anything to the contrary, (a) all agreements and communications between Mortgagor and Mortgagee are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Mortgagee shall never exceed the maximum lawful rate or amount, (b) in calculating whether any interest exceeds the lawful maximum, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Mortgagor to Mortgagee, and (c) if through any contingency or event, Mortgagee receives or is deemed to receive interest in excess of the lawful maximum, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Mortgagor to Mortgagee, or if there is no such indebtedness, shall immediately be returned to Mortgagor.

Section 14.3 Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Mortgage may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Mortgage or any application thereof shall be invalid or unenforceable, the remainder of this Mortgage and any other application of the term shall not be affected thereby.

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ARTICLE 15 - DEFINITIONS

All capitalized terms not defined herein shall have the respective meanings set forth in the Intercreditor Agreement. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage may be used interchangeably in singular or plural form and the word “Mortgagor” shall mean “each Mortgagor and any subsequent owner or owners of the Property or any part thereof or any interest therein”, the word “Mortgagee” shall mean “Mortgagee and any subsequent successor to or holder of the First Lien Obligations and any other evidence of indebtedness secured by this Mortgage”, the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all reasonable attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Mortgagee in protecting its interest in the Property, the leases and the rents and enforcing its rights hereunder.

ARTICLE 16 - MISCELLANEOUS PROVISIONS

Section 16.1 No Oral Change. This Mortgage, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor or Mortgagee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 16.2 Successors and Assigns. This Mortgage shall be binding upon and inure to the benefit of Mortgagor and Mortgagee and their respective successors and assigns forever.

Section 16.3 Inapplicable Provisions. If any term, covenant or condition of this Mortgage is held to be invalid, illegal or unenforceable in any respect, this Mortgage shall be construed without such provision.

Section 16.4 Headings, etc. The headings and captions of various Sections of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 16.5 Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 16.6 Subrogation. If any or all of the proceeds of the Payment Amount have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Mortgagee shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Mortgagee and are merged with the lien and security interest created herein as cumulative security for the payment of the Payment Amount, the performance and discharge of Mortgagor’s obligations hereunder, under the First Lien Documents and the performance and discharge of the First Lien Obligations.

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Section 16.7 Entire Agreement. This Mortgage contains the complete agreement between Mortgagor and Mortgagee on the matters to which it relates and supersedes all prior commitments, agreements and understandings, whether written or oral, on those matters.

Section 16.8 Limitation on Mortgagee’s Responsibility. No provision of this Mortgage shall operate to place any obligation or liability for the control, care, management or repair of the Property upon Mortgagee, nor shall it operate to make Mortgagee responsible or liable for any waste committed on the Property by the tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. Nothing herein contained shall be construed as constituting Mortgagee a “Mortgagee in possession”.

Section 16.9 Conflict of Terms. In case of any conflict between the terms of this Mortgage and the terms of the Intercreditor Agreement, the terms of the Intercreditor Agreement shall prevail.

Section 16.10 Disclaimers.

(a) The relationship of Mortgagor and Mortgagee under the First Lien Documents is, and shall at all times remain, solely that of obligor and obligee; and Mortgagee neither undertakes nor assumes any responsibility or duty to Mortgagor or to any third party with respect to the Property. Notwithstanding any other provisions of the First Lien Documents: (i) Mortgagee is not, and shall not be construed to be, a partner, joint venturer, member, alter ego, manager, controlling person or other business associate or participant of any kind of Mortgagor, and Mortgagee does not intend to ever assume such status; (ii) Mortgagee does not intend to ever assume any responsibility to any person for the quality, suitability, safety or condition of the Property; and (iii) Mortgagee shall not be deemed responsible for or a participant in any acts, omissions or decisions of Mortgagor.

(b) During the effectiveness of this Mortgage, Mortgagee shall not be directly or indirectly liable or responsible for any loss, claim, cause of action, liability, indebtedness, damage or injury of any kind or character to any person or property arising from any construction on, or occupancy or use of, the Property, whether caused by or arising from: (i) any defect in any building, structure, grading, fill, landscaping or other improvements thereon or in any on-site or off-site improvement or other facility therein or thereon; (ii) any act or omission of Mortgagor or any of Mortgagor’s agents, employees, independent contractors, licensees or invitees; (iii) any accident in or on the Property or any fire, flood or other casualty or hazard thereon; (iv) the failure of Mortgagor or any of Mortgagor’s licensees, employees, invitees, agents, independent contractors or other representatives to maintain the Property in a safe condition; or (v) any nuisance made or suffered on any part of the Property.

Section 16.11 Last Dollars Secured. The parties hereto agree that any payments of the Payment Amount by Mortgagor shall be deemed to apply first to the portion of the Payment Amount that is not secured by this Mortgage, it being the parties’ intent that the portion of the Payment Amount last remaining unpaid shall be deemed secured hereto.

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ARTICLE 17 - STATE-SPECIFIC PROVISIONS

Section 17.1 Debtor and Secured Party. Mortgagor is, for the purpose of this Mortgage, deemed to be the “debtor”, and Mortgagee is deemed to be the “secured party”, as those terms are used in the Uniform Commercial Code. The addresses of the secured party and the debtor are set forth in the initial paragraph of this Mortgage.

Section 17.2 Procurement of Insurance. Pursuant to Hawaii Revised Statutes Section 431:13-104, Mortgagee may not make its entering into the contemplated transactions contingent upon the procuring of any insurance required by this Mortgage with an insurance company designated by Mortgagee or through a designated agent or procurer.

Section 17.3 Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article 17 and the other terms and conditions of this Mortgage, the terms and conditions of this Article 17 shall control and be binding.

Section 17.4 First Lien Obligations. With respect to the Property the obligations secured by this Mortgage shall include all amounts payable under the First Lien Documents including, without limitation, the repayment of all future advances or costs in an amount not to exceed ONE HUNDRED FIFTY MILLION DOLLARS AND NO/100 DOLLARS ($150,000,000.00) (which future advances shall include, without limitation, advances to pay for such items as real property taxes, insurance premiums, attorneys’ fees, or any other sums) which Mortgagee may, but is not obligated to, make or incur in accordance with the terms of any of the First Lien Documents.

Section 17.5 Remedies. Without limiting any other remedies available under any of the First Lien Documents or under applicable law, upon the occurrence and during the continuance of any Trigger Event, Mortgagee shall be entitled to exercise any remedies available under Hawaii Revised Statutes Chapter 667, as amended, including, without limitation, a power of sale foreclosure pursuant to such Chapter 667.

Section 17.6 Mortgage Recording Fee. Without limiting the generality of the fees and expenses described herein, Mortgagor will pay the special mortgage recording fee, if any, required by Hawaii Revised Statutes Section 431P-16.

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IN WITNESS WHEREOF, this Mortgage has been executed by Mortgagor as of the day and year first above written.

MORTGAGOR:

TESORO HAWAII, LLC

By:	/s/ William Monteleone
	Name:	William Monteleone
	Title:	Vice President

STATE OF TEXAS	)
) SS
COUNTY OF HARRIS	)

On this 25th day of September, 2013, before me, the undersigned notary public, personally appeared William Monteleone, to me personally known, who, being by me duly sworn, did say that such person is the Vice President of TESORO HAWAII, LLC, a Hawaii limited liability company, and that the instrument was signed on behalf of the limited liability company by authority of its board of directors and William Monteleone acknowledged the instrument to be the free act and deed of the limited liability company.

/s/ Maria Hadjialexiou

Name:	Maria Hadjialexiou

Notary Public, State of Texas

My commission expires: 12/27/14

(Notary Stamp or Seal)

NOTARY CERTIFICATION STATEMENT

Document Identification or Description:	Fee First Mortgage and Fixture Filing

Document Date:	September 25, 2013

No. of Pages:	49

Jurisdiction (in which notarial act is performed): Harris County, TX

/s/ Maria Hadjialexiou
Signature of Notary	Date of Notarization and Certification Statement
Maria Hadjialexiou		(Notary Stamp or Seal)
Printed Name of Notary